UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2016

CurAegis Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On August 25, 2016, CurAegis Technologies, Inc. (the “Company”) entered a Securities Purchase Agreement (“Agreement”) with the investors listed therein for the sale of convertible notes and warrants in an aggregate amount of $895,000. A subsequent closing in the amount of $100,000 was completed on August 30, 2016. At these closings the Company issued the following aggregate securities:

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Convertible Promissory Notes in the aggregate principal amount of $995,000 with a maturity date 5 years from the date of issuance (“the Notes”) convertible into the Company’s common stock at a per share conversion price of $0.25 per share and

●

Common Stock Purchase Warrants (“the Warrants”) to purchase such number of shares of the Company’s common stock equal to 10% of the principal amount invested resulting in the right to purchase an aggregate of 398,000 shares of common stock of the Company. The Warrants are exercisable for up to ten years from the date of issue at a per share exercise price of $0.25 per share.

The sale of the Notes and Warrants under the Agreement is part of a transaction previously announced for the sale of up to $3 million in Notes with a five-year maturity. The conversion of the Notes to be sold at future closings will be fixed at the date of the issuance at the lower of $0.25 per share or 60% of the market price as determined at such closing date. Warrants purchased at future closings will be for an aggregate number of shares of the Company’s common stock to equal 10% of the number of shares issuable upon the conversion of the Notes purchased. The Warrants will have a fixed exercise price determined at the lower of $0.25 per share or 60% of the market price as determined at the close of business on the applicable closing date and have a ten year term. The full principal amount of the Notes is due upon default as described under the terms of the Notes. The Company plans to continue the offering through December 23, 2016 or until $3 million in subscriptions have been received. The descriptions of the Agreement, Notes and Warrants are qualified in their entirety by reference to the Exhibits attached hereto, and which are incorporated by reference herein.

The Notes and Warrants were sold in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”), as amended, and Rule 506 thereunder. Each purchaser is an accredited investor. Such securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer for the sale of any securities.

Item 9.01	Financial Statements and Exhibits

4.1	Securities Purchase Agreement between CurAegis Technologies, Inc. and the investors listed therein, dated August 25, 2016

4.2	Form of Convertible Promissory Note

4.3	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CurAegis Technologies, Inc.

August 31, 2016	By:	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer

Exhibit List

4.1	Securities Purchase Agreement between CurAegis Technologies, Inc. and the investors listed therein, dated August 25, 2016

4.2	Form of Convertible Promissory Note

4.3	Form of Common Stock Purchase Warrant